As filed with the Securities and Exchange Commission on November 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medivation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan

(Full title of the plan)

Richard A. Bierly

Chief Financial Officer

Medivation, Inc.

525 Market Street, 36th Floor

San Francisco, CA 94105

(415) 543-3470

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Brett D. White

COOLEY LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	2,000,000	$106.0225	$212,045,000	$24,640
Rights to Purchase Series C Junior Participating Preferred Stock	2,000,000	(2)	(2)	(2)

(1)	Consists of 2,000,000 shares of registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Amended and Restated 2004 Equity Incentive Award Plan, and associated rights to purchase Series C Junior Participating Preferred Stock (the “Purchase Rights”). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Amended and Restated 2004 Equity Incentive Award Plan, and associated Purchase Rights, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Purchase Rights are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The proposed maximum aggregated offering price per share and proposed maximum aggregate offering price are calculated based on the average of the high and low prices of Common Stock as reported on The NASDAQ Global Select Market on October 29, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 2,000,000 shares of Common Stock of Medivation, Inc. (the “Company”) for issuance under the Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”). The contents of the prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2013, (File No. 333-190482), relating to the Plan, are incorporated herein by reference.

EXHIBITS

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation	8-K	001-32836	3.4	10/17/2013

4.2	Amended and Restated Bylaws	10-K	001-32836	3.2	3/16/2009

4.3	Common Stock Certificate	10-Q	001-32836	4.1	5/9/2012

4.4	Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series C Junior Participating Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-32836	4.1	12/4/2006

4.5	Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee	8-K	001-32836	4.1	3/19/2012

4.6	First Supplemental Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee (including the form of 2.625% convertible senior note due 2017)	8-K	001-32836	4.2	3/19/2012

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Amended and Restated 2004 Equity Incentive Award Plan	8-K	001-32836	10.1	7/01/2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 6, 2014.

MEDIVATION, INC.

By:	/s/ Richard A. Bierly
Richard A. Bierly
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Hung and Richard A. Bierly, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David T. Hung, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2014
David T. Hung, M.D.

/s/ Richard A. Bierly	Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2014
Richard A. Bierly

/s/ Kim D. Blickenstaff	Director	November 6, 2014
Kim D. Blickenstaff

/s/ Kathryn E. Falberg	Director	November 6, 2014
Kathryn E. Falberg

/s/ Dawn Svoronos Dawn Svoronos	Director	November 6, 2014

/s/ C. Patrick Machado C. Patrick Machado	Director	November 6, 2014

/s/ W. Anthony Vernon W. Anthony Vernon	Director	November 6, 2014

/s/ Wendy L. Yarno	Director	November 6, 2014
Wendy L. Yarno

EXHIBIT INDEX

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation	8-K	001-32836	3.4	10/17/2013

4.2	Amended and Restated Bylaws	10-K	001-32836	3.2	3/16/2009

4.3	Common Stock Certificate	10-Q	001-32836	4.1	5/9/2012

4.4	Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series C Junior Participating Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-32836	4.1	12/4/2006

4.5	Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee	8-K	001-32836	4.1	3/19/2012

4.6	First Supplemental Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee (including the form of 2.625% convertible senior note due 2017)	8-K	001-32836	4.2	3/19/2012

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Amended and Restated 2004 Equity Incentive Award Plan	8-K	001-32836	10.1	7/1/2014